FIRST AMENDMENT TO THE LOAN AGREEMENT

THIS FIRST AMENDMENT TO THE LOAN AGREEMENT (the "First Amendment") is made and entered into effective as of December 31, 2012, by and between the Director of the Ohio Development Services Agency, formerly known as the Department of Development (hereinafter referred to as "Director") and SCI Engineered Materials, Inc., an Ohio corporation (the "Company").

Background Information

A. On or about February 13, 2008 the Director and the Company executed a Loan Agreement to provide a Chapter 166 Loan in the amount of Four Hundred Thousand Dollars ($400,000) to the Company (the "Loan Agreement"), evidenced by the Cognovit Promissory Note dated as of February 13, 2008, to permit the Company to undertake the Project as set forth in the Loan Agreement.

B. The Company has requested a modification of the Job Creation provision contained in the Agreement due to a change in Market Conditions. The Director has reviewed the Company's request and has agreed to enter into this Amendment to modify the Job Creation provision upon the terms of this Agreement.

Provisions

NOW THEREFORE, in consideration of the representation and mutual promises made herein, the benefits accruing to the parties herein, and the obligations continuing hereunder, the parties agree as follows:

1. Amendment to Section 4.1 Employment Statement; Job Creation. Section 4.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

> **Section 4.1.** Employment Statement; Job Creation. The Company shall furnish to the Director upon request, but in any event not less frequently than concurrently with the annual financial statements to be furnished pursuant to Section 4.2(e)(ii) hereof, throughout the term of the Loan a statement certifying (a) the number of employees of the Company at the Project Site as of the date of this Loan Agreement, (b) the number of such employees added during the immediately preceding fiscal year, (c) the total number of persons employed at the Project Site; and (d) such other employment, economic and statistical data concerning the Company as may be reasonably requested by the Director.
>
> The Company has represented that the Loan will permit the Company to create six (6), and retain two (2), full-time jobs and employment opportunities in the City during the three-year period after the Completion Date. If the Company fails, for reasons other than Market Conditions, to create at least six, or retain at least two, jobs and employment opportunities, the interest rate on the outstanding balance of the Loan shall, at the option of the Director, increase up to the rate of 6.0% per annum.

2. Reaffirmation. Through the date of this Amendment, the Director reaffirms the waiver outlined in the letter dated October 22, 2012, which recognized Market Conditions for the previous non-compliance of the job commitment in Section 4.1 of the Loan Agreement and the Director's decision not to increase the interest rate under the terms of the Loan Agreement.

3. Representations and Warranties. The Company represents and warrants the following to the Director:

(a) The execution, delivery and performance by the Company of this Amendment and the transactions contemplated herein (i) are and will be within the powers of Company, (ii) have been authorized by all necessary actions of Company, (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law to which Company or any property of Company is bound, and (iv) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under the articles of organization, articles of incorporation, code of regulations, operating agreement, as applicable, or any indenture, agreement or undertaking to which Company is a party or by which Company or any property of Company are bound;

(b) This Amendment and any other agreements executed and delivered in connection herewith shall be valid, binding and enforceable against Company in accordance with their respective terms except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(c) Each of the representations and warranties contained in, and each of the exhibits and/or schedules attached to the Loan Agreement, as amended hereby, and the Loan Documents are true, correct and complete in all material respects as of the date hereof;

(d) No event of condition, which has or is likely to have a material adverse effect as to Company has occurred from the Closing Date to the date hereof; and

(e) Upon the effectiveness of this Amendment, no default or Event of Default is outstanding under the Loan Agreement or any of the Loan Documents.

4. Capitalized Terms. All capital terms not otherwise defined in this First Amendment shall have the meaning set forth in the Loan Agreement.

5. Confirmation of Security Interests. The Company confirms and agrees that all prior security interests and liens granted to the Director in all existing and future assets of the Company remain unimpaired and in full force and effect and shall continue to cover and secure all the Company's obligations to the Director. Company further confirms and represents that all of the Project Equipment remains free and clear of all liens other than those in favor of Director and as otherwise permitted in the Loan Documents. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Director's security interest in and liens upon the collateral of Company.

6. Obligations Absolute. Company covenants and agrees (a) to pay the balance of any principal, together with all accrued interest, as specified above in connection with any promissory note executed and evidencing any indebtedness incurred in connection with the Loan Agreement, as

modified by this Amendment, pursuant to the terms set forth therein and (b) to perform and observe covenants, agreements, stipulations and conditions on its part to be performed hereunder or under the Loan Agreement and all other documents executed in connection herewith or thereof.

7. No Set-Offs Etc. Company hereby declares that Company has no set-offs, counterclaims, defenses or other causes of action against Director arising out of the Loan Agreement or any Loan Documents, and to the extent any such set-offs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by such Company.

8. Release. COMPANY HEREBY RELEASES, WAIVES AND FOREVER RELINQUISHES ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES AND CAUSES OF ACTION OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY SO-CALLED "DIRECTOR LIABILITY" CLAIMS OR DEFENSES WHICH IT HAS, MAY HAVE, OR MIGHT ASSERT NOW OR IN THE FUTURE AGAINST DIRECTOR AND/OR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, CONSULTANTS, SUCCESSORS, AND ASSIGNS (INDIVIDUALLY, A "RELEASEE" AND COLLECTIVELY, THE "RELEASEES"), DIRECTLY OR INDIRECTLY, ARISING OUT OF, BASED UPON, OR IN ANY MANNER CONNECTED WITH (A) ANY TRANSACTION, EVENT, CIRCUMSTANCE, ACTION, FAILURE TO ACT, OR OCCURRENCE OF ANY SORT OR TYPE, WHETHER KNOWN OR UNKNOWN, WHICH OCCURRED, EXISTED, OR WAS TAKEN OR PERMITTED PRIOR TO THE EXECUTION OF THIS AMENDMENT WITH RESPECT TO COMPANY'S OBLIGATIONS TO DIRECTOR, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS, COMPANY'S INDEBTEDNESS TO DIRECTOR, OR THE ADMINISTRATION THEREOF, (B) ANY DISCUSSIONS, COMMITMENTS, NEGOTIATIONS, CONVERSATIONS, OR COMMUNICATIONS WITH RESPECT TO COMPANY'S OBLIGATIONS TO DIRECTOR OR (C) ANY THING OR MATTER RELATED TO ANY OF THE FOREGOING PRIOR TO THE EXECUTION OF THIS AMENDMENT. THE INCLUSION OF THIS PARAGRAPH IN THIS AMENDMENT AND THE EXECUTION OF THIS AMENDMENT BY DIRECTOR DOES NOT CONSTITUTE AN ACKNOWLEDGMENT OR ADMISSION BY DIRECTOR OF LIABILITY FOR ANY MATTER, OR A PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

9. Non-Waiver. This Amendment does not obligate Director to agree to any other extension or modification of the Loan Agreement or other Loan Documents nor does it constitute a course of conduct or dealing on behalf of Director or a waiver of any other rights or remedies of Director. No omission or delay by Director in exercising any right or power under the Loan Agreement, this Amendment or any related instruments, agreements or documents will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified.

10. Incorporation. This Amendment is incorporated by reference into, and made part of, the Loan Agreement which, except as expressly modified herein, remains in full force and effect in accordance with its terms.

11. No Modification. No modification of this Amendment or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

12. Headings. The headings of any section or paragraph of this Amendment are for convenience only and shall not be used to interpret any provision of this Amendment.

13. Successors and Assigns. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the State of Ohio, excluding the provisions related to conflicts of laws.

15. Severability. The provisions of this Amendment are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

16. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of signatures sent by facsimile transmission or provided electronically in portable document format ("PDF") shall be deemed to be originals for purposes of execution and proof of this Amendment.

IN WITNESS WHEREOF, the Director and the Company have caused this First Amendment to be duly executed by their duly authorized representatives, all as of the date and year first above written.

DIRECTOR:

Ohio Development Services Agency,
State of Ohio

Christiane Schmenk, Director

By: Diane Lease

Printed Name: **Diane Lease**

Title: **Chief Legal Counsel**

COMPANY:

SCI Engineered Materials, Inc.,
an Ohio corporation

By: Dan Rooney

Printed Name: Daniel Rooney

Title: President & CEO

3-5-13